SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2009

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650
Registrant’s telephone number, including area code

n/a

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Update Regarding Capital Expenditures for 2009

Intelsat, Ltd. (“Intelsat”) is updating its expected 2009 total capital expenditures guidance to range from approximately $625 million to $675 million, as compared to the previously disclosed range of approximately $525 million to $575 million. Intelsat has announced in a press release issued on April 27, 2009 its plan to add a new satellite to its global fleet. The Intelsat 22 satellite is expected to be launched in the first quarter of 2012 and will serve at the 72° East longitude orbital location over the Indian Ocean region. The Intelsat 22 satellite will also host a specialized UHF payload for the Australian Defence Force, as announced in a separate press release issued on April 27, 2009. The increase in Intelsat’s expected 2009 capital expenditure is primarily due to costs related to the construction of the Intelsat 22 satellite and increased costs related to a decision to substitute the launch provider for one of Intelsat’s 2009 launches. During the build and launch phases of the Intelsat 22 satellite, Intelsat expects to receive payments from the Australian Defence Force for certain elements of the hosted payload program.

The press releases related to the Intelsat 22 satellite and the hosted payload program are attached hereto as Exhibit 99.1 and 99.2, respectively, and incorporated by reference herein.

Forward-Looking Statements

Some of the statements in this update constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this update reflect Intelsat’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, including known and unknown risks. Detailed information about some of the known risks is included in Intelsat’s annual report on Form 10-K for the year ended December 31, 2008 and Intelsat’s other periodic reports filed with the U.S. Securities and Exchange Commission. Because actual results could differ materially from Intelsat’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this update with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated April 27, 2009 entitled “Intelsat Announces Intelsat 22 Satellite to Provide Incremental Capacity in High-demand Regions”*

99.2	Press Release dated April 27, 2009 entitled “Australian Defence Force Contracts for Hosted Payload on New Intelsat Satellite”*

*	This exhibit is furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2009

INTELSAT, LTD.

By:	/s/ Michael McDonnell
Name:	Michael McDonnell
Title:	Executive Vice President &
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 27, 2009 entitled “Intelsat Announces Intelsat 22 Satellite to Provide Incremental Capacity in High-demand Regions.” *

99.2	Press Release dated April 27, 2009 entitled “Australian Defence Force Contracts for Hosted Payload on New Intelsat Satellite.” *

*	This exhibit is furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.